Exhibit 10.2

Freedom Leaf, Inc.

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Green & Company, CPAs
A PCAOB Registered Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:

Freedom Leaf, Inc.

We have audited the accompanying balance sheet of Freedom Leaf, Inc. as of November 6, 2014 and the related statements of operations and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freedom Leaf, Inc. as of November 6, 2014 and the results of its operations and its cash flows for the period ended November 6, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company reported a net loss of $7,773 for the period of July 1, 2014 through November 6, 2014, and operating activities provided cash of $33,534. At November 6, 2014, the Company had a working capital deficit, shareholders’ deficit and accumulated deficit of $12,750, $7,773 and $7,773, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Green & Company CPAs, Inc.

Green & Company CPAs, Inc.

Temple Terrace, Florida

September 9, 2015

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FREEDOM LEAF, INC.

Balance Sheet

November 6, 2015

ASSETS

Current assets
Cash	$32,141
Other receivable	10,243
Total current assets	42,384
Intangible assets, net	1,393
Other assets	3,584
Total assets	$47,361

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$16,134
Accounts payable to related parties	39,000
Total current liabilities	55,134
Total liabilities	55,134
Commitments and contingencies
Stockholders' deficit
Accumulated deficit	(7,773)
Total stockholders' deficit	(7,773)
Total liabilities and stockholders' deficit	$47,361

See accompanying notes to financial statements.

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FREEDOM LEAF, INC.

Statement of Operations

For the Period July 1, 2014 through November 6, 2014

Revenue, net	$369,357

Operating expenses
Direct costs of revenue	61,429
General and administrative	315,701
Net loss	$(7,773)

See accompanying notes to financial statements.

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FREEDOM LEAF, INC.

Statement of Cash Flows

For the Period July 1, 2014 Through November 6, 2014

Cash flows from operating activities:
Net loss	$(7,773)
Changes in operating assets and liabilities:
Other receivable	(10,243)
Other assets	(3,584)
Accounts payable	16,134
Accounts payable to related parties	39,000
Net cash provided by operating activities	33,534

Cash flows used in investing activities
Intangibles acquired	(1,393)
Net cash used in investing activities	(1,393)

Net increase in cash	32,141
Cash at beginning of period	–
Cash at end of period	$32,141

See accompanying notes to financial statements.

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FREEDOM LEAF, INC.

Statement of Shareholder's Deficit

November 6, 2014

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance at June 30, 2014	1,000	$–	$–	$–
Net loss for the period ended November 6, 2014	(7,773)	(7,773)
Balance at November 6, 2014	1,000	$–	$(7,773)	$(7,773)

See accompanying notes to financial statements.

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FREEDOM LEAF, INC.

Notes to Financial Statements

November 6, 2014

Note 1 – Nature of Business, Presentation and Going Concern

Organization

Freedom Leaf, Inc. (the “Company”) was incorporated in the State of Nevada on June 19, 2014. The Company is engaged in the business of print and online publications. The Company was founded and is solely owned by Clifford Perry.

On November 6, 2014, the Company merged with Freedom Leaf, Inc. (f/k/a Arkadia International, Inc.), a publicly-registered Nevada corporation. The Company, due to the merger, was dissolved effective November 6, 2014. The public company changed its name from Arkadia International, Inc., to Freedom Leaf, Inc.

Basis of Presentation

The accompanying financial statements of Freedom Leaf, Inc. have been prepared in accordance with generally accepted accounting principles for financial information and the instructions to Form 10-Q and Article 8 of Regulation S-X. In the opinion of the Company’s management, the information contained herein reflects all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company’s results of operations, financial position and cash flows.

Going Concern

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained net loss of $7,773 and cash provided by operating activities of $33,534 for the period July 1, 2014 through November 6, 2014. The Company had negative working capital, stockholders’ deficit and accumulated deficit of $12,750, $7,773 and $7,773, respectively, at November 6, 2014. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital and loans from third parties to sustain its current level of operations. The Company is in the process of securing working capital from investors for common stock, convertible notes payable, and/or strategic partnerships. No assurance can be given that the Company will be successful in these efforts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, depreciable lives of the web site and property and equipment, valuation of warrants and beneficial conversion feature debt discounts, valuation of derivatives, valuation of share-based payments and the valuation allowance on deferred tax assets.

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses, total assets, or stockholders’ equity as previously reported.

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FREEDOM LEAF INC.

Notes to Financial Statements

November 6, 2014

Note 1 – Nature of Business, Presentation and Going Concern (Continued)

Development Stage Company

Since inception, the Company became a “development stage company” as defined in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 915 “Development Stage Entities”. On June 10, 2014 the FASB issued authoritative guidance which eliminates the concept of a development stage entity. The incremental reporting requirements for presenting the development stage operations and cash flows since inception will no longer apply to development stage entities. The amendments of Topic 915 are to be applied retrospectively and are effective for fiscal years beginning after December 15, 2014. The Company has elected early adoption of this guidance effective with the filing of its previous quarterly report.

Revenue Recognition

The Company recognizes revenue for its services in accordance with ASC 605-10, “Revenue Recognition in Financial Statements.” Under these guidelines, revenue is recognized on transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured. The Company has two primary revenue streams as follows:

•	Consulting services.
•	Advertising services.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information,” the Company is required to report financial and descriptive information about its reportable operating segments.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting pronouncements as issued. No new pronouncements had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these financial statements as presented and does not anticipate the need for any future restatement of these financial statements because of the retro-active application of any accounting pronouncements issued through the date these financial statements were issued.

Note 2 – Intangible Assets

The Company has $1,393 recorded for various trademarks (Hemp Inspired®, Cannabizu®, and Cannabiz®) as of November 6, 2014.

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FREEDOM LEAF INC.

Notes to Financial Statements

November 6, 2014

Note 3 – Stockholders’ Equity (Deficit)

The Company is authorized to issue up to 1,000 shares of common stock, with no par value per share. Each outstanding share of common stock entitles the holder to one vote per share on all matters submitted to a stockholder vote. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

On November 6, 2014, the Company merged with Freedom Leaf, Inc. (f/k/a Arkadia International, Inc.), a publicly-registered Nevada corporation (see Note 1). After the completion of the merger, there were 173,401,200 shares of common stock issued, issuable and outstanding.

Note 4 – Commitments and Contingencies

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

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